Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that the undersigned Directors of Isle of Capri Casinos, Inc., a Delaware corporation, which is about to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934 its Annual Report Form 10K for its fiscal year ended April 27, 2008, hereby constitutes and James B. Perry and Dale R. Black, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the other, to sign such Annual Report and to file such Annual Report and the exhibits thereto and any and all other documents and amendments in connection therewith with the Securities and Exchange Commission and any national exchange or self regulatory agency and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Dated:  July 7, 2008

/s/ W. Randolph Baker
W. Randolph Baker, Director

/s/ John Brackenbury
John Brackenbury, Director

/s/ Alan Glazer
Alan Glazer, Director

/s/ Bernard Goldstein
Bernard Goldstein, Director

/s/ Jeffrey D. Goldstein
Jeffrey D. Goldstein, Director

/s/ Robert S. Goldstein
Robert S. Goldstein, Director

/s/ Shaun R. Hayes
Shaun R. Hayes, Director

/s/ Lee Wielansky
Lee Wielansky, Director